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                                  Exhibit 9.1

                                Voting Agreement


         AGREEMENT, dated as of October 1, 1996 (this "Agreement"), between Malik M. Hasan (the "Stockholder") and Foundation Health Corporation, a Delaware corporation ("Foundation").

         WHEREAS, Foundation, FH Acquisition Corp., a Delaware Corporation ("Merger Sub"), and Health Systems International, a Delaware corporation (the "Company"), have, contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that Merger Sub shall be merged with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "Merger");

         WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of 4,301,459 shares of Class A Common Stock, par value $.001 per share, of the Company (the "Company Common Stock") and options to purchase 730,000 shares of the Company Common Stock (collectively, the "Options"); and

         WHEREAS, as a condition to the willingness of Foundation to enter into the Merger Agreement, Foundation has required that the Stockholder agree, and in order to induce Foundation to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                VOTING OF SHARES

         SECTION 1.01. Voting Agreement. The Stockholder hereby agrees, during the time this Agreement is in effect, at any meeting of the stockholders of the Company relating to the Merger to: (a) appear, or cause the holder of record on the applicable record date (the "Record Holder") to appear, at any annual or special meeting of stockholders of the Company for the purpose of obtaining a quorum; (b) vote, or cause the Record Holder to vote, in person or by proxy, all of the shares of the Company Common Stock now owned or with respect to which the Stockholder has or shares voting power and shares of Company Common Stock which shall, or with respect to which voting power
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shall, hereafter be acquired by the Stockholder (collectively, the "Shares") in favor of the Merger, the Merger Agreement (as in effect on the date hereof) and the transactions contemplated by the Merger Agreement (including, without limitation, the amendments to the Certificate of Incorporation of the Company contemplated thereby); (c) vote, or cause the Record Holder to vote, the Shares against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement, or which could reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled; and (d) vote, or cause the Record Holder to vote, such Shares against any: (i) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries; and (ii) a sale or transfer of a material amount of the assets of the Company or any of its subsidiaries (each of the events described in (i) and (ii) above as an "Alternative Transaction"). The Stockholder acknowledges receipt and review of a copy of the Merger Agreement. Notwithstanding any other provision of this
Section 1.01, the provisions of such Section shall not prohibit or restrain the Stockholder from complying with his fiduciary obligations as a director or officer of the Company.

         SECTION 1.02. Irrevocable Proxy. (a) In furtherance of the transactions contemplated hereby, concurrently with the execution of this Agreement, the Stockholder shall execute and deliver to Foundation a proxy in the form attached hereto as Exhibit A (the "Proxy"). THE PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

         (b) The Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares which the Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, such proxy or power of attorney shall not be effective) by such Stockholder with respect thereto. All authority conferred by this Section 1.04 or agreed to be conferred shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives, assigns and successors of the Stockholder.

         SECTION 1.03. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder shall not





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enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

                                   ARTICLE II

                            RESTRICTIONS ON TRANSFER

         SECTION 2.01 Transfer of Title. (a) The Stockholder hereby covenants and agrees that the Stockholder will not, prior to the termination of this Agreement, either directly or indirectly, offer, agree or otherwise sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any Shares, any options or warrants to purchase any shares of Company Common Stock, or any securities or rights convertible into or exchangeable for shares of Company Common Stock, owned either directly or indirectly by the Stockholder or with respect to which the Stockholder has the power of disposition, whether now or hereafter acquired, other than pursuant to the Merger, without the prior written consent of Foundation; provided, however, the Stockholder may dispose of up to 250,000 Shares at the Stockholder's sole discretion.

         (b) The Stockholder hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of any Shares consistent with the terms of Section 2.01.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF THE
                                  STOCKHOLDER

         The Stockholder hereby represents and warrants to Foundation as follows:

         SECTION 3.01. Authority Relative to This Agreement. The Stockholder is competent to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Foundation, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms except that
(i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of





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equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 3.02. No Conflict. (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

         SECTION 3.03. Title to the Shares. As of the date hereof, the Stockholder is the record or Beneficial Owner of 4,301,459 shares of Company Common Stock and 730,000 Options, which are all of the securities of the Company owned, either of record or beneficially, by the Stockholder. The Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever (other than as set forth on Exhibit A). Except as provided in this Agreement, the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

                                   ARTICLE IV

                                 MISCELLANEOUS

         SECTION 4.01. Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms pursuant to Section 9.01 of the Merger Agreement or (b) the Effective Time (as defined in the Merger Agreement), or (c) a determination by the board of the Company to withdraw its recommendation for the Merger.

         SECTION 4.02. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise





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breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 4.03. Successors and Affiliates. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If the Stockholder shall acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any Options or any securities or rights convertible into or exchangeable for Company Common Stock, operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Shares, the Stockholder shall be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. Without limiting the foregoing, the Stockholder specifically agrees that the obligations of the Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of the Stockholder or otherwise.

         SECTION 4.04. Entire Agreement. This Agreement constitutes the entire agreement between Foundation and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Foundation and the Stockholder with respect to the subject matter hereof.

         SECTION 4.05. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 4.06. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         SECTION 4.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless





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remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         SECTION 4.08. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier number specified below:

                 If to the Stockholder, to the Stockholder at:

                 Malik M. Hasan
                 1607 N. Elizabeth Street
                 Pueblo, Colorado 81003


                 If to Foundation, at:

                 Foundation Health Corporation
                 3400 Data Drive
                 Rancho Cordova, California 95670
                 Attention:  General Counsel


                 With a copy to:

                 Fried, Frank, Harris, Shriver & Jacobson
                 One New York Plaza
                 New York, New York 10004
                 Attention:  Paul M. Reinstein, Esq.
                 Telephone:       (212) 859-8000
                 Facsimile:       (212) 859-4000





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                 With a copy to:

                 Pillsbury Madison & Sutro LLP
                 235 Montgomery Street
                 San Francisco, California 94104
                 Attention:  Linda C. Williams, Esq.
                 Telephone:       (415)983-1000
                 Facsimile:       (415)983-1200

         SECTION 4.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed on the date hereof.


                                             /s/  MALIK M.HASAN
                                    ---------------------------------
                                    Malik M. Hasan



                                    Foundation Health Corporation


                                    By: /s/  DANIEL D. CROWLEY
                                    ---------------------------------
                                    Name:  Daniel D. Crowley
                                    Title: Chairman, President & CEO





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                                   EXHIBIT A

                               IRREVOCABLE PROXY

                                    to Vote

                       HEALTH SYSTEMS INTERNATIONAL, INC.

                                  COMMON STOCK


         The undersigned stockholder of Health Systems International, Inc., a Delaware corporation ("Parent"), hereby irrevocably (to the full extent permitted by the General Corporation Law of the state of Delaware (the "Law"), appoints the members of the Board of Directors of Foundation Health Corporation, a Delaware corporation (the "Company"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned or owned of record by the undersigned, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned or owned of record by the undersigned stockholder of Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Proxy is irrevocable (to the extent permitted by the Law), is granted pursuant to that certain Voting Agreement, dated as of October 1, 1996, between the Company and the undersigned stockholder of Parent (the "Voting Agreement"), and is granted in consideration of Parent, FH Acquisition Corp., a Delaware corporation ("Merger Sub"), and the Company entering into that certain Agreement and Plan of Merger dated as of October 1, 1996 (the "Merger Agreement"). The Merger Agreement provides for the merger (the "Merger") of Merger Sub with and into the Company, all in accordance with the terms of the Merger Agreement. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the termination of the Voting Agreement in accordance with its terms, or (ii) such date and time as the Merger shall have become effective in accordance with the terms and provisions of the Merger Agreement.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's





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attorney and proxy to vote the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Law) at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting: (a) in favor of the Merger, the Merger Agreement (as in effect on October 1, 1996) and the transactions contemplated by the Merger Agreement (as in effect on October 1, 1996) (including, without limitation, the amendments to the Certificate of Incorporation of the Parent contemplated thereby); (b) against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Parent under the Merger Agreement, or which could reasonably be expected to result in any of the conditions to the Parent's obligations under the Merger Agreement not being fulfilled; and (c) against (i) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving the Parent or any of its subsidiaries and (ii) a sale or transfer of a material amount of the assets of the Parent or any of its subsidiaries. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (a), (b) and (c) above. The undersigned stockholder may vote the Shares on all other matters.

         Notwithstanding any other provision of this Proxy, the provisions of this Proxy shall not prohibit or restrain the undersigned from complying with his fiduciary obligations as a director or officer of Parent.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         Dated: October 1, 1996.

         Signature of Stockholder   /s/  MALIK M. HASAN
                                 --------------------------------

         Printed Name of Stockholder:  Malik M. Hasan



                                   Shares beneficially owned:

                                   4,301,459 shares of Parent Class A Common
                                   Stock and options to acquire 730,000 shares of Class A Common Stock





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